Exhibit 1.3

Anterix Inc.

Shares of Common Stock

(par value $0.0001 per share)

Amended and Restated Sales Agreement

April 3, 2020

B. Riley FBR, Inc.

299 Park Avenue, 7th Floor

New York, NY 10171

Ladies and Gentlemen:

Reference is made to the Sales Agreement, dated as of February 6, 2018 (the “Original Agreement”), by and between Anterix Inc. (formerly pdvWireless, Inc.), a Delaware corporation (the “Company”), and B. Riley FBR, Inc. (the “Agent”), pursuant to which the Company proposed to issue and sell through the Agent, from time to time during the term of the Original Agreement, on the terms and subject to the conditions set forth in the Original Agreement, shares of common stock of the Company, par value $0.0001 per share. The Company and the Agent wish to amend and restate the Original Agreement in its entirety as provided hereby.

The Company has also entered into a separate amended and restated sales agreement (an “Alternative Sales Agreement”), dated as of even date herewith, with Cantor Fitzgerald & Co. (the “Alternative Agent”).

The Company confirms its agreement (as such agreement may be amended from time to time, this “Agreement”) with the Agent as follows:

1.    Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent, shares of common stock (the “Placement Shares”) of the Company, par value $0.0001 per share (the “Common Stock”); provided, however, that in no event shall the Company issue or sell through the Agent such number or dollar amount of Placement Shares that would (a) exceed the number or dollar amount of shares of Common Stock registered on the effective Registration Statement (defined below) pursuant to which the offering is being made, (b) exceed the number of authorized but unissued shares of Common Stock (less shares of Common Stock issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) exceed the number or dollar amount of shares of Common Stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable) or (d) exceed the number or dollar amount of shares of Common Stock for which the Company has filed a Prospectus Supplement (defined below) (the lesser of (a), (b), (c) and (d), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that the Agent shall have no obligation in connection with such compliance. The offer and sale of Placement Shares through the Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and which has been or will be declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Common Stock.

The Company has filed or will file, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations thereunder (the “Securities Act Regulations”), with the Commission a registration statement on Form S-3, including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. The Company has prepared a prospectus or a prospectus supplement to the base prospectus included as part of the registration statement, which prospectus or prospectus supplement relates to the Placement Shares to be issued from time to time by the Company (the “Prospectus Supplement”). The Company will furnish to the Agent, for use by the Agent, copies of the prospectus included as part of such registration statement, as supplemented, by the Prospectus Supplement, relating to the Placement Shares to be issued from time to time by the Company. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be a Prospectus Supplement), with respect to the Placement Shares. Except where the context otherwise requires, such registration statement(s), including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations, is herein called the “Registration Statement.” The base prospectus or base prospectuses, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented, if necessary, by the Prospectus Supplement, in the form in which such prospectus or prospectuses and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Regulations, together with the then issued Issuer Free Writing Prospectus(es), is herein called the “Prospectus.”

Any reference herein to the Registration Statement, any Prospectus Supplement, Prospectus or any Issuer Free Writing Prospectus (defined below) shall be deemed to refer to and include the documents, if any, incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the most-recent effective date of the Registration Statement, or the date of the Prospectus Supplement, Prospectus or such Issuer Free Writing Prospectus, as the case may be, and incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2.    Placements. Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to by the parties) of the number of Placement Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Schedule 3, as such Schedule 3 may be amended from time to time. The Placement Notice shall be effective unless and until (i) the Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares thereunder have been sold, (iii) the Company suspends or terminates the Placement Notice or (iv) this Agreement has been terminated under the provisions of Section 12. The amount of any discount, commission or other compensation to be paid by the Company to Agent in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3.    Sale of Placement Shares by Agent.

(a)    Subject to the provisions of Section 5(a), the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market (the “Exchange”), to sell the Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, the Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act Regulations, including sales made directly on or through the Exchange or any other existing trading market for the Common Stock, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law. “Trading Day” means any day on which Common Stock is traded on the Exchange.

(b)    While a Placement Notice is in effect, neither Agent nor any of its subsidiaries shall, for its own account, engage in (i) any short sale of any security of the Company, as defined in Regulation SHO or (ii) any market making bidding, stabilization or other trading activity with regard to the Common Stock or related derivative securities, in each case, if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. For the avoidance of doubt, this restriction shall not apply to transactions by or on behalf of any customer of such Agent or transactions by such Agent to facilitate any such transactions by or on behalf of any customer of such Agent.

4.    Suspension of Sales. The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement Shares (a “Suspension”); provided, however, that such Suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. While a Suspension is in effect any obligation under Sections 7(l), 7(m), and 7(n) with respect to the delivery of certificates, opinions, or comfort letters to the Agent, shall be waived. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time. Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and the Agent agree that (i) no sale of Placement Shares will take place, (ii) the Company shall not request the sale of any Placement Shares, and (iii) the Agent shall not be obligated to sell or offer to sell any Placement Shares.

5.    Sale and Delivery to the Agent; Settlement.

(a)    Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Agent’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Shares, (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Agreement and (iii) the Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent and the Company.

(b)    Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second

(2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The Agent shall notify the Company of each sale of Placement Shares no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Placement Shares hereunder. The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Agent, after deduction for (i) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any Governmental Authority in respect of such sales.

(c)     Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date (unless such default is directly and primarily caused by Agent), the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold the Agent harmless against any loss, claim, damage, or reasonable and documented expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)    Denominations; Registration. Certificates for the Placement Shares, if any, shall be in such denominations and registered in such names as the Agent may request in writing at least one full Business Day (as defined below) before the Settlement Date. The certificates for the Placement Shares, if any, will be made available by the Company for examination and packaging by the Agent in The City of New York not later than noon (New York time) on the Business Day prior to the Settlement Date.

(e)    Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate gross sales proceeds of Placement Shares sold pursuant to this Agreement together with all sales of the Shares under the Alternative Sales Agreement would exceed the lesser of (A) the Maximum Amount and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Agent in writing. Further, under no circumstances shall the Company cause or permit the aggregate offering amount of Placement Shares sold pursuant to this Agreement to exceed the Maximum Amount.

(f)    One Agent. The Company agrees that any offer to sell Placement Shares, any solicitation of an offer to buy Placement Shares, or any sales of Placement Shares shall only be effected by or through only one of the Agent or the Alternative Agent on any single given day, but in no event by more than one, and the Company shall in no event request that the Agent and the Alternative Agent sell Shares on the same day.

6.    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with Agent that as of the date of this Agreement and as of each Applicable Time (as defined below), unless such representation, warranty or agreement specifies a different time:

(a)    The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the applicable conditions set forth in Form S-3 (including General Instructions I.A and I.B) under the Securities Act. The Registration Statement has been or will be filed with the Commission and will be declared effective by the Commission under the Securities Act prior to the issuance of any Placement Notices by the Company. The Prospectus Supplement will name the Agent as the agent in the section entitled “Plan of Distribution.” The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose. The Registration Statement and the offer and sale of Placement Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to Agent and its counsel. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering or sale of the Placement Shares other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus (as defined below) to which the Agent has consented, which consent shall not be unreasonably withheld, conditioned or delayed. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed on the Exchange under the trading symbol “ATEX.” The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, delisting the Common Stock from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Exchange.

(b)    The Registration Statement, when it became or becomes effective, and the Prospectus, and any amendment or supplement thereto, on the date of such Prospectus or amendment or supplement, conformed and will conform in all material respects with the requirements of the Securities Act. At each Settlement Date, the Registration Statement and the Prospectus, as of such date, will conform in all material respects with the requirements of the

Securities Act. The Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment and supplement thereto, on the date thereof and at each Applicable Time (defined below), did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in the Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by Agent specifically for use in the preparation thereof.

(c)    The Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, and the documents incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, when such documents were or are filed with the Commission under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

(d)    The Prospectus delivered to Agent for use in connection with the sale of the Placement Shares pursuant to this Agreement will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(e)    The Company had, as of the date indicated in the Registration Statement and the Prospectus, and will have, as of the Applicable Time, the duly authorized capitalization as set forth in the Registration Statement and the Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and have not been issued in violation of or subject to any preemptive right or other similar right of stockholders arising by operation of law, under the certificate of incorporation or bylaws, as amended, of the Company, under any agreement to which the Company is a party or otherwise; all of the outstanding shares of capital stock or other equity interest of each subsidiary of the Company (each, a “Subsidiary”) have been duly and validly authorized and issued and are fully paid and non-assessable, and except as disclosed in the Prospectus or Schedule 4 attached hereto are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, (iii) obligations of the Company or any such Subsidiary to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options; (iv) Common Stock or equity awards issued after the date of the Prospectus to the Company’s employees, directors or consultants in the ordinary course pursuant to the Company’s 2014 Stock Plan; or (v) Common Stock or securities convertible into or exchangeable for shares of Common Stock as consideration for mergers, acquisitions, other business combinations, acquisitions of Federal Communications Commission spectrum licenses or in connection with strategic alliances or acquisitions occurring after the date of the Prospectus, which are not issued principally for capital raising purposes.

(f)    The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in each of the Registration Statement and the Prospectus, and to execute and deliver this Agreement and to consummate the transactions contemplated herein (including the offer and sale of the Placement Shares); each Subsidiary (all of which are named in Exhibit 21 of the Company’s most recently filed Form 10-K) has been duly incorporated or organized and is validly existing as a corporation or a limited liability company in good standing under the laws of its respective jurisdiction of incorporation or organization with full corporate or other power and authority to own, lease or operate its respective properties and to conduct its respective businesses as described in each of the Registration Statement and the Prospectus.

(g)    The Placement Shares have been duly authorized for offer and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim; the offer and sale of the Placement Shares by the Company are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under the certificate of incorporation or bylaws, as amended, of the Company, or under any agreement to which the Company is a party or otherwise, that has not otherwise been duly waived.

(h)    Each of the Company and its Subsidiaries is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business or in which it owns or leases property or otherwise maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed would reasonably be expected to have a material adverse effect on (i) the business, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or (ii) the consummation of the transactions hereby or the other transactions contemplated by the Prospectus (any such effect or change, where the context so requires is hereinafter called a “Material Adverse Effect”); except as disclosed in the Prospectus or Schedule 4 attached hereto, no wholly-owned Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary; other than as disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

(i)    The Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) (i) its certificate of incorporation, bylaws, or other organizational documents (collectively, the “Charter Documents”) or (ii) any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument to which the Company is a party or by which it or its properties are bound, except, in the case of clause (ii) above, for such breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

(j)    None of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) (i) its Charter Documents, or (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which such Subsidiary is a party or by which any of them or their respective properties are bound, except, in the case of clause (ii) above, for such breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

(k)    The execution, delivery and performance by the Company of this Agreement, the offer and sale of the Placement Shares by the Company, the use of the proceeds from the sale of the Placement Shares as described in the Registration Statement and the Prospectus, the consummation by the Company of the transactions contemplated hereby, and the compliance by the Company and the Subsidiaries with the terms and provisions hereunder will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Charter Documents of the Company or any Subsidiary, (ii) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or its respective properties are bound, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order (each, a “Law”) applicable to the Company or any Subsidiary, except in the case of clauses (ii) or (iii) for such conflicts, breaches or defaults that (x) have been validly waived or (y) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (z) would not constitute or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary, other than any of such liens, charges, claims or encumbrances that, individually or in the aggregate, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(l)    This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification provisions of Section 10 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(m)    No approval, authorization, consent or order of or filing with any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement by the Company, the consummation by the Company of the transactions contemplated herein, and the offer and sale of the Placement Shares as contemplated herein, other than (i) such as have been obtained or made, or will have been obtained or made at the Applicable Time, under the Securities Act and/or the Exchange Act, (ii) such approvals as have been obtained in connection with the approval of the listing of the Placement Shares on the Exchange, (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Placement Shares are being distributed by the Agent, and (iv) such as have been or will be timely obtained or made under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(n)    Each of the Company and the Subsidiaries has all necessary licenses, permits, certificates, authorizations, consents and approvals, has made all necessary filings required under any Law, has obtained all necessary licenses, permits, certificates, authorizations, consents and approvals from other persons, and has not received any written notice of any proceedings relating to the revocation or modification thereof, required in order to conduct its business as described in the Prospectus, except as disclosed in the Prospectus or to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, any such license, permit, certificate, authorization, consent or approval or any Law applicable to the Company, or to any of the Subsidiaries the effect of which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o)    Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Placement Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, that has not been superseded or modified.

(p)    The Company is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 under the Securities Act; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act Regulations or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

(q)    Other than as set forth in the Registration Statement and the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective properties, directors, officers or affiliates at law or in equity, or before or by any Governmental Authority (as defined below) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(r)    The consolidated financial statements of the Company, including the notes thereto, included in each of the Registration Statement and the Prospectus (i) fairly present, in all material respects, the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified and (ii) have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission (except for such adjustments to accounting standards and practices as are noted therein and except in the case of unaudited financial statements to the extent they may exclude footnotes or may be condensed or summary statements); the financial statement schedules included in the Registration Statement and the amounts in the Prospectus under the captions “Selected Financial Data” and “Supplementary Financial Information” (to the extent applicable) fairly present in all material respects the information shown therein and have been compiled on a basis consistent with the financial statements included in each of the Registration Statement and the Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus; the unaudited financial information (including the related notes) included in each of the Registration Statement and the Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations.

(s)    PKF O’Connor Davies, LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission as part of each of the Registration Statement and the Prospectus, and any other accounting firm that has certified Company financial statements and delivered its reports with respect thereto, is, and was during the periods covered by its reports, an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations are registered with the Public Company Accounting Oversight Board.

(t)    Grant Thornton LLP (the “Accountant”), whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission as part of each of the Registration Statement and the Prospectus, and any other accounting firm that has certified Company financial statements and delivered its reports with respect thereto, is, and was during the periods covered by its reports, an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations are registered with the Public Company Accounting Oversight Board.

(u)    Subsequent to the respective dates as of which information is given in each of the Registration Statement and the Prospectus, and except as may be otherwise stated in such documents or in documents incorporated by reference therein, there has not been (i) any event, circumstance or change that has, or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company, other than in the ordinary course of business, or any Subsidiary that is material to the Company and Subsidiaries taken as a whole or (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(v)    The Placement Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus; this Agreement conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(w)    Except as disclosed in the Registration Statement and the Prospectus, and except for those registration or similar rights which have been waived with respect to the offering contemplated by this Agreement, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, all of which registration or similar rights are fairly summarized in all material respects in the Registration Statement and the Prospectus.

(x)    None of the Company, any Subsidiary or any of their respective directors, officers, representatives or affiliates (other than deemed affiliates of the Company who are greater than 10% stockholders of the Company, about whom the Company makes no representations or warranties; the “10% Affiliates”) has taken, and none will take, directly or indirectly, any action which is designed to, which has constituted, or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares.

(y)    None of the Company, any of the Subsidiaries or any of their respective affiliates (excluding the 10% Affiliates) (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with any member firm of FINRA.

(z)    Any certificate signed by any officer of the Company or any Subsidiary delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.

(aa)    The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the Exchange.

(bb)    Each of the Company and the Subsidiaries has good and marketable title in fee simple to all real property, if any, and good and marketable title to all personal property and assets owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Registration Statement and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any real property or personal property held under lease by the Company or any Subsidiary is held under a lease that is valid, existing and enforceable by the Company or such Subsidiary, with such exceptions as are disclosed in the Registration Statement and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; neither the Company nor any Subsidiary has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any such lease, other than such claims that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(cc)    The descriptions in each of the Registration Statement and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly in all material respects the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Registration Statement and the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(dd)    Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or as otherwise disclosed in the Registration Statement and Prospectus, the Company and each Subsidiary owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”), as are necessary to entitle the Company and each Subsidiary to conduct, in all material respects, the Company’s and each Subsidiary’s business as described in the Registration Statement and the Prospectus, and neither the Company nor any Subsidiary has received any written notice of any infringement of or conflict with (and, upon due inquiry of the employees of the Company and any Subsidiary, none of the Company or any Subsidiary knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ee)    The Company and each Subsidiary owns or has a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions used in connection with the business of the Company and each Subsidiary (the “Company IT Systems”) except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and each Subsidiary as currently conducted, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ff)    (i) The Company and each Subsidiary use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance in all material respects with all license terms applicable to such Open

Source Software; and (ii) neither the Company nor any Subsidiary uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required in any material respect (A) the Company or any Subsidiary to permit reverse engineering of any software code or other technology owned by the Company or any Subsidiary or (B) any software code or other technology owned by the Company or any Subsidiary to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(gg)    (i) The Company and each Subsidiary have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any Subsidiary of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”), except as would not reasonably be expected to have a material adverse effect on the Company and the Subsidiaries, taken as a whole; (ii) the Company has not received any notification of or complaint regarding and is unaware of any other facts that, singly or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) of there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened alleging non-compliance with any Data Security Obligation.

(hh)    The Company and each Subsidiary have taken all commercially reasonable technical and organizational measures necessary to protect the information technology systems and Data used in connection with the operation of the Company’s and the Subsidiaries’ businesses as currently conducted. Without limiting the foregoing, the Company and each Subsidiary have used commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and the Subsidiaries’ businesses as currently conducted (“Breach”). There has been no such Breach which would reasonably be expected to result in material liability to the Company or, to the Company’s knowledge, unauthorized access to the Company’s material data, and the Company and the Subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(ii)    The business of the Company and the Subsidiaries as described in the and the Prospectus, is being conducted in compliance with applicable requirements under the Federal Communications Act of 1934, as amended, the Telecommunications Act of 1996 and the regulations issued thereunder, all relevant rules, regulations and published policies of the FCC and any applicable foreign or state telecommunications laws and regulations of a state public service commission or similar state governmental authority with jurisdiction over the Company’s operations pursuant to the Governmental Licenses (as defined below) (“Telecommunications Authorities”) (such laws and regulations, collectively, the “Telecommunications Laws”), except as would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole, and all reports, documents, instruments, information and applications required to be filed pursuant to the rules and regulations of the FCC and any other Telecommunications Authority have been filed. The Company and the Subsidiaries possess all permits, licenses, rights of way, approvals, consents and other authorizations issued by the appropriate federal, state or local regulatory agencies or bodies (including the FCC or any other Telecommunications Authority) required for the conduct of the businesses currently operated by the Company and the Subsidiaries (collectively, the “Governmental Licenses”), except where the failure to possess any such Governmental Licenses would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole; the Company and the Subsidiaries are legally qualified to hold, have all necessary consents, authorizations and approvals relating to, and are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole; all of the Governmental Licenses are valid and in full force, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole; there is no outstanding adverse judgment, decree or order that has been issued by the FCC or any other Telecommunications Authority against the Company or any of the Subsidiaries and which, singly or in the aggregate, would have a material adverse effect on the Company and the Subsidiaries, taken as a whole; and neither the Company nor any of the Subsidiaries has received any notice of or is aware of proceedings relating to the revocation or, except for the proceeding related to the NPRM (as defined below), modification of any such Governmental Licenses or that would otherwise affect the operations of the Company or the Subsidiaries and which, singly or in the aggregate, would have a material adverse effect on the Company and the Subsidiaries, taken as a whole. No event has occurred with respect to the Governmental Licenses which, with the giving of notice or the lapse of time or both, would reasonably be expected to constitute grounds for the FCC’s failure to renew such Governmental Licenses or for the revocation of any Governmental License. To the Company’s knowledge, there has not been any development that would cause the Company to fail to be able to possess any Governmental License that the Company anticipates holding as described in the NPRM Disclosures (as defined below).

(jj)    The disclosure relating to the Notice of Proposed Rulemaking adopted by the FCC and dated March 14, 2019 (the “NPRM”) as disclosed in (A) the sections “Item 2. Our FCC Initiatives” of the Company’s Form 10-Q for the quarter ended December 31, 2019 and (B) each risk factor under the caption “Item 1A. Risk Factors—Risks Related to Our Spectrum Initiatives and the Use of Our Spectrum” of the Company’s Form 10-K for the year ended March 31, 2019 and (C) under the caption “Risks Related to our Business” of the Prospectus Supplement (the “NPRM Disclosure”), is accurate and fairly summarizes the NPRM to the extent therein described. Such disclosure does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(kk)    The NPRM Disclosure relating to the Company’s anticipated strategy with regards to the NPRM and the Company’s process around providing comments to the FCC with regards to the NPRM in the NPRM Disclosure is accurate and fairly summarizes the Company’s strategy and process to the extent therein described. Such disclosure does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The NPRM Disclosure supersedes disclosures relating to the NPRM and the Company’s anticipated strategy with regards to the NPRM and the Company’s process around providing comments to the FCC with regards to the NPRM contained in the Company’s press release “pdvWireless CEO Comments on FCC 900 MHz Notice of Proposed Rulemaking” filed as Exhibit 99.1 to the Form 8-K filed March 18, 2019.

(ll)    As of the date of this Agreement, the Company has (i) made all required filings and (ii) answered all correspondence from the FCC, in each case with regards to the NPRM. The Company and the Subsidiaries have not received any notices or correspondence from the FCC, regarding the NPRM or otherwise, that is not described in the NPRM Disclosure.

(mm)    [Reserved].

(nn)    Except as disclosed in the Prospectus, (x) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness by the Company’s principal executive officer and principal financial officer as of the end of the last fiscal period covered by the Registration Statement, and (iii) are effective in all material respects to perform the functions for which they were established, and (y) the Company is not aware of (a) any significant deficiency or material weakness in the design or operation of its internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information to management and the board of directors, or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting.

(oo)    Except as disclosed in the Prospectus, the Company maintains systems of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Prospectus, (i) there are no material weaknesses in the Company’s internal controls over financial reporting and (ii) there has been no material change in the Company’s internal controls over financial reporting since the respective dates of the information given in the Prospectus; the Accountant and the Audit Committee of the Board of Directors of the Company have been advised of all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information.

(pp)    Each of the Company and its Subsidiaries carries, or is covered by, insurance (issued by insurers of recognized financial responsibility to the best knowledge of the Company) in such amounts and covering such risks as is appropriate for the conduct of its businesses and are consistent with insurance coverage maintained by companies engaged in the same or similar business, all of which insurance is in full force and effect.

(qq)    Neither the Company nor any Subsidiary has violated, or received written notice of any violation with respect to, any Law applicable to it and its respective business, including those relating to transactions with affiliates, environmental, safety or similar Laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or the rules and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(rr)    Each employee benefit plan, within the meaning of Section 3(3) of ERISA, that is maintained, administered or contributed to by the Company or any of its affiliates (excluding the 10% Affiliates) for employees or former employees of the Company or any of its affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, and transactions which, individually or in the aggregate, would not have a Material Adverse Effect, and no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA.

(ss)    (i) None of the Company or any of its Subsidiaries or controlled affiliates, or any director, officer, or to the Company’s knowledge any employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its Subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(tt)    Except as otherwise disclosed in the Prospectus, there are no outstanding loans or advances (except normal advances for business expenses in the ordinary course of business in accordance with the Company’s policies) or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the officers, directors, affiliates or representatives of the Company or any Subsidiary or any of the members of the families of any of them.

(uu)    All securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any Subsidiary, have been or will be issued and sold in compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and, (iii) to the extent applicable to the issuing entity, the requirements of the Exchange.

(vv)    Except where such failure to file or pay an assessment or lien would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (i) the Company and each of the Subsidiaries have accurately prepared and timely filed any and all federal, state, foreign and other tax returns that are required to be filed by them, if any, and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or the Subsidiaries are obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), (ii) no deficiency assessment with respect to a proposed adjustment of the Company’s or Subsidiary’s federal, state, local or foreign taxes is pending or, to the best of the Company’s knowledge, threatened, (iii) since the date of the most recent audited financial statements, neither the Company nor any Subsidiary has incurred any liability for taxes other than in the ordinary course of its business, and (iv) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

(ww)    Except as described in the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) neither the Company nor any Subsidiary is in violation of any Law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”),

(ii) the Company and each Subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company or any Subsidiary, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary, and (iv) to the knowledge of the Company or any Subsidiary, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or a Proceeding by any private party or Governmental Authority, against or affecting the Company or any Subsidiary relating to Hazardous Materials or any Environmental Laws;

(xx)    In connection with this offering and subject to compliance by the Agent with the terms of this Agreement, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act; and the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Placement Shares except for the Prospectus, any Issuer Free Writing Prospectus or the Registration Statement.

(yy)    Except for the payments to the Agent provided for hereunder, or to the Alternative Agent pursuant to the Alternative Sales Agreement, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.

(zz)    No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement or the Prospectus, which is not so described;

(aaa)    Neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Placement Shares and the application of the proceeds thereof as described in the Prospectus, will be an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended and the rules and regulations promulgated thereunder (the “Investment Company Act”));

(bbb)    There are no existing or, to the knowledge of the Company, threatened labor disputes with employees of the Company or any of the Subsidiaries which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ccc)    No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith, as of the date of such forward-looking statement.

(ddd)    The Company, the Subsidiaries and, to the knowledge of the Company, any of the officers and directors of the Company and the Subsidiaries, in their capacities as such, are, and at the Applicable Time will be, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder that are effective and applicable to the Company as of the Applicable Time;

(eee)    The operations of the Company and each of its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(fff)    (i) None of the Company, any of its Subsidiaries, or any director, officer, or, to the Company’s knowledge, any employee thereof, or agent, controlled affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)    the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)    The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    For the past 5 years, the Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ggg)    At the time the Registration Statement was or will be originally declared effective, and at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, the Company met or will meet the then applicable requirements for the use of Form S-3 under the Securities Act, including, but not limited to, General Instruction I.B.1 of Form S-3. The Company satisfies the pre-1992 eligibility requirements for the use of a registration statement on Form S-3 in connection with this offering (the pre-1992 eligibility requirements for the use of the registration statement on Form S-3 include (i) having a non-affiliate, public common equity float of at least $150 million or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) having been subject to the Exchange Act reporting requirements for a period of 36 months). The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

(hhh)    Except for the Alternative Sales Agreement, the Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

(iii)    The Company acknowledges and agrees that Agent has informed the Company that the Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Stock for its own account while this Agreement is in effect, provided, that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent the Agent may engage in sales of Placement Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agent.

(jjj)    Neither the Company nor any of the Subsidiaries has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

(kkk)    The Company has not relied upon the Agent or legal counsel for the Agent for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(lll)    There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off-Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of

Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Prospectus which have not been described as required.

(mmm)    Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(nnn)    The Company was not and is not an ineligible issuer as defined in Rule 405 under the Securities Act at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Placement Shares.

(ooo)    On each Settlement Date, all stock transfer or other taxes (other than income taxes) which are required to be paid by the Company in connection with the sale and transfer of the Placement Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all Laws imposing such taxes will be or will have been fully complied with in all material respects.

(ppp)    The statistical, demographic and market-related data included in the Registration Statement and Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

7.    Covenants of the Company. The Company covenants and agrees with Agent that:

(a)    Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), (i) the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus, other than documents incorporated by reference, has been filed and of any request by the Commission for any amendment or supplement, other than documents incorporated by reference, to the Registration Statement or Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon the Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in such Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agent shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to Agent within a reasonable period of time before the filing and the Agent has not objected reasonably thereto in writing within two (2) Business Days (provided, however, that the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy Agent shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement) and the Company will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR (provided that for the avoidance of doubt, this clause (iii) shall not apply to documents the Company furnishes with the Commission under the Exchange Act); and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

(b)    Notice of Commission Stop Orders. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agent promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

(c)    Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to the offer and sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B under the Securities Act, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430B and to notify the Agent promptly of all such filings if not available on EDGAR. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify

Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)    Listing of Placement Shares. Prior to the date of the first Placement Notice, the Company will use its reasonable best efforts to cause the Placement Shares to be listed on the Exchange.

(e)    Delivery of Registration Statement and Prospectus. The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agent may from time to time reasonably request and, at the Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR.

(f)    Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

(g)    Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(h)    Notice of Other Sales. Without the prior written consent of Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Placement Shares offered pursuant to this Agreement or the Alternative Sales Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to Agent hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Placement Shares offered pursuant to this Agreement or the Alternative Sales Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock prior to the later of the termination of this Agreement and the sixtieth (60th) day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Company’s issuance or sale of (i) Common Stock, options to purchase Common Stock or Common Stock issuable upon the exercise of options, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan (but not Common Stock subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented, (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agent and (iii) Common Stock or securities convertible into or exchangeable for shares of Common Stock as consideration for mergers, acquisitions, other business combinations, acquisitions of Federal Communications Commission spectrum licenses or in connection with strategic alliances or acquisitions occurring after the date of this Agreement which are not issued principally for capital raising purposes.

(i)    Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice advise the Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agent pursuant to this Agreement.

(j)    Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agent or its representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(k)    Required Filings Relating to Placement of Placement Shares. The Company shall disclose, in its quarterly reports on Form 10-Q and in its annual report on Form 10-K to be filed by the Company with the Commission from time to time, the number of the Placement Shares sold through the Agent under this Agreement, and the net proceeds to the Company from the sale of the Placement Shares pursuant to this Agreement during the relevant quarter or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing date under Rule 424(b), a “Filing Date”), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(l)    Representation Dates; Certificate. (1) Prior to the date of the first Placement Notice and (2) following delivery of the first Placement Notice each time the Company:

(i) files the Prospectus relating to the Placement Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K);

(iii) files its quarterly reports on Form 10-Q under the Exchange Act; or

(iv) files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”);

the Company shall furnish the Agent (but in the case of clause (iv) above only if the Agent reasonably determines that the information contained in such Form 8-K is material) with a certificate dated the Representation Date, in the form and substance satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented. The requirement to provide a certificate under this Section 7(l) shall be waived (1) for any Representation Date occurring at a time a Suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers instructions for the sale of Placement Shares hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date and (2) at a time at which no Placement Notice is pending, which waiver shall continue until the date the Company delivers a Placement Notice hereunder or to the Alternative Agent under the Alternative Sales Agreement (which for such calendar quarter shall be considered a Representation Date). Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when a Suspension was in effect and did not provide the Agent with a certificate under this Section 7(l), then before the Company delivers the instructions for the sale of Placement Shares or the Agent sells any Placement Shares pursuant to such instructions, the Company shall provide the Agent with a certificate in conformity with this Section 7(l) dated as of the date that the instructions for the sale of Placement Shares are issued.

(m)    Legal Opinion. (1) Prior to the date of the first Placement Notice and (2) within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause to be furnished to the Agent a written opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (“Company Counsel”), or other counsel satisfactory to the Agent, in form and substance satisfactory to Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, the Company shall be required to furnish to Agent no more than one opinion hereunder per calendar quarter; provided, further, that in lieu of such opinions for subsequent periodic filings under the Exchange Act, counsel may furnish the Agent with a letter (a “Reliance Letter”) to the effect that the Agent may rely on a prior opinion delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter).

(n)    Comfort Letter. (1) Prior to the date of the first Placement Notice and (2) within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause its independent registered public accounting firm to furnish the Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n); provided, that if requested by the Agent, the Company shall cause a Comfort Letter to be furnished to the Agent within ten (10) Trading Days of the date of occurrence of any material transaction or event requiring the filing of a Current Report on Form 8-K containing material financial information, including the restatement of the Company’s financial statements. The Comfort Letter from the Company’s independent registered public accounting firm shall be in a form and substance satisfactory to the Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o)    Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Stock or (ii) sell, bid for, or purchase Common Stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares under this Agreement or the Alternative Sales Agreement other than the Agent and the Alternative Agent; provided that share withholding transactions upon the exercise of options or settlement of restricted stock awards or restricted stock unit awards shall not be considered the purchase of Common Stock.

(p)    Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its Subsidiaries will be or become, at any time prior to the termination of this Agreement, required to register as an “investment company,” as such term is defined in the Investment Company Act.

(q)    No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and the Agent in its capacity as agent hereunder, neither the Agent nor the Company (including its agents and representatives, other than the Agent in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(r)    Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agent, to qualify the Placement Shares for offering and sale, or to obtain an exemption for the Placement Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement).

(s)    Sarbanes-Oxley Act. The Company and the Subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with GAAP, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that would reasonably be expected to have a material effect on its financial statements. The Company and the Subsidiaries will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company or the Subsidiaries is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

(t)    Secretary’s Certificate; Further Documentation. Prior to the date of the first Placement Notice, the Company shall deliver to the Agent a certificate of the Secretary of the Company and attested to by an executive officer of the Company, dated as of such date, certifying as to (i) the certificate of incorporation of the Company, (ii) the bylaws of the Company, (iii) the resolutions of the Board of Directors of the Company, or a duly authorized committee of the Board of Directors, authorizing the execution, delivery and performance of this Agreement and the issuance of the Placement Shares and (iv) the incumbency of the officers duly authorized to execute this Agreement and the other documents contemplated by this Agreement. Within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l) hereof for which no waiver is applicable, the Company shall have furnished to the Agent such further information, certificates and documents as the Agent may reasonably request.

8.    Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and filing of the Registration Statement, including any fees required by the Commission, and the printing or electronic delivery of the Prospectus as originally filed and of each amendment and supplement thereto, in such number as the Agent shall deem reasonably necessary, (ii) the printing and delivery to the Agent of this Agreement, the Alternative Sales Agreement and such other documents as may be reasonably required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to the Agent, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to the Agent, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the fees and expenses of Agent including but not limited to the fees and expenses of the counsel to the Agent, payable upon the execution of this Agreement, in an amount not to exceed $50,000, (vi) the qualification or exemption of the Placement Shares under state securities laws in accordance with the provisions of Section 7(r) hereof, including filing fees, but excluding fees of the Agent’s counsel, (vii) the printing and delivery to the Agent of copies of any Permitted Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto in such number as the Agent shall deem necessary, (viii) the preparation, printing and delivery to the Agent of copies of the blue sky survey, (ix) the fees and expenses of the transfer agent and registrar for the Common Stock, (x) the filing and other fees incident to any review by FINRA of the terms of the sale of the Placement Shares including the fees of the Agent’s counsel (subject to the cap, set forth in clause (v) above), and (xi) the fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange.

9.    Conditions to Agent’s Obligations. The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by the Agent of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions:

(a)    Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the (i) resale of all Placement Shares issued to the Agent and not yet sold by the Agent and (ii) sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b)    No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state Governmental Authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state Governmental Authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any statement of a material fact made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or that requires the making of any changes in the Registration Statement, the Prospectus or documents so that, in the case of the Registration Statement, it will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)    No Misstatement or Material Omission. Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)    Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the authorized capital stock of the Company or any Material Adverse Effect or any development that would reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of the Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e)    Legal Opinion. The Agent shall have received the opinions of Company Counsel required to be delivered pursuant to Section 7(m) on or before the date on which such delivery of such opinion is required pursuant to Section 7(m).

(f)    Comfort Letter. The Agent shall have received the Comfort Letter required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(n).

(g)    Representation Certificate. The Agent shall have received the certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).

(h)    No Suspension. Trading in the Common Stock shall not have been suspended on the Exchange and the Common Stock shall not have been delisted from the Exchange.

(i)    Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(l), the Company shall have furnished to the Agent such appropriate further information, opinions, certificates, letters and other documents as the Agent may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof.

(j)    Securities Act Filings Made. All filings with the Commission required by Rule 424 with respect to the Placement Shares under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(k)    Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice and the Exchange shall have reviewed such application and not provided any objections thereto.

(l)    FINRA. If applicable, FINRA shall have raised no objection to the terms of this offering and the amount of compensation allowable or payable to the Agent as described in the Prospectus.

(m)    No Termination Event. There shall not have occurred any event that would permit the Agent to terminate this Agreement pursuant to Section 12(a).

10.    Indemnification and Contribution.

(a)    Company Indemnification. The Company agrees to indemnify and hold harmless the Agent, its affiliates and their respective partners, members, directors, officers, employees and agents and each person, if any, who controls the Agent or any affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (whether or not a party), to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with the Agent Information (as defined below).

(b)    Agent Indemnification. Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 10(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to the Agent and furnished to the Company in writing by the Agent expressly for use therein. The Company hereby acknowledges that the only information that the Agent has furnished to the Company expressly for use in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) are the statements set forth in the seventh and eighth paragraphs under the caption “Plan of Distribution” in the Prospectus (the “Agent Information”).

(c)    Procedure. Any party that proposes to assert the right to be indemnified under this Section 10 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 10, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 10 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 10 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action or counsel reasonably satisfactory to the indemnified party, in each case, within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (plus local counsel) admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees and disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 10 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an express and unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (1) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (2) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)    Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 10 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other hand. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Agent from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for the purpose of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 10(c) hereof. Notwithstanding the foregoing provisions of this Section 10(e), the Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10(e), any person who controls a party to this Agreement within the meaning of the Securities Act, any affiliates of the Agent and any officers, directors, partners, employees or agents of the Agent or any of its affiliates, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 10(e), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 10(e) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 10(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 10(c) hereof.

11.    Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 10 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agent, any controlling persons, or the Company (or any of their respective officers, directors, employees or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

12.    Termination.

(a)    The Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any change, or any development or event involving a prospective change, in the condition, financial or otherwise, or in the business, properties, earnings, results of operations or prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which individually or in the aggregate, in the sole judgment of the Agent is material and adverse and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (3) if trading in the Common Stock has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8 (Payment of Expenses), Section 10 (Indemnification and Contribution), Section 11 (Representations and Agreements to Survive Delivery), Section 17 (Governing Law and Time; Waiver of Jury Trial) and Section 18 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Section 12(a), the Agent shall provide the required notice as specified in Section 13 (Notices).

(b)    The Company shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8, Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(c)    The Agent shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8, Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(d)    This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b), or (c) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 8, Section 10, Section 11, Section 17 and Section 18 shall remain in full force and effect.

(e)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

13.    Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Agent, shall be delivered to:

B. Riley FBR, Inc.

299 Park Avenue, 7th Floor

New York, NY 10171

Attention:        General Counsel

Facsimile:        (212) 457-3377

Email:    atmdesk@brileyfbr.com

with a copy to:

Cooley LLP

55 Hudson Yards

New York, NY 10001-2157

Attention:        Daniel I. Goldberg, Esq.

Facsimile:        (212) 479-6275

and if to the Company, shall be delivered to:

Anterix Inc.

3 Garret Mountain Plaza, Suite 401

Woodland Park, NJ 07424

Attention:        Tim Gray, Chief Financial Officer

Facsimile:        (973) 473-0303

Anterix Inc.

3 Garret Mountain Plaza, Suite 401

Woodland Park, NJ 07424

Attention:        Gena Ashe, Esq., General Counsel and Corporate Secretary

Facsimile:        (973) 255-4945

with a copy to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

3570 Carmel Mountain Road, Suite 200

San Diego, CA 92130

Attention:        Jeffrey C. Thacker, Esq.

Facsimile:        (858) 436-8055

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 13 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

14.    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the parties referred to in Section 10 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Agent may assign its rights and obligations hereunder to an affiliate thereof without obtaining the Company’s consent, provided such affiliate is a registered broker dealer and Agent provides prior notice of such assignment to the Company.

15.    Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Placement Shares.

16.    Entire Agreement; Amendment; Severability; Waiver. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

17.    GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18.    CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

19.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission.

20.    Construction. The section and exhibit headings herein are for convenience only and shall not affect the construction hereof. References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder.

21.    Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior written consent of the Agent (which consent shall not be unreasonably withheld, conditioned or delayed), and the Agent represents, warrants and agrees that, unless it obtains the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), it has not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit 21 hereto are Permitted Free Writing Prospectuses.

22.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)    the Agent is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Agent has advised or is advising the Company on other matters, and the Agent has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)    it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)    neither the Agent nor its affiliates have provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d)    it is aware that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agent and its affiliates have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e)    it waives, to the fullest extent permitted by law, any claims it may have against the Agent or its affiliates for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that the Agent and its affiliates shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

23.    Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date, (ii) the time of each sale of any Placement Shares pursuant to this Agreement and (iii) each Settlement Date.

“Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act Regulations.

“Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act Regulations.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Agent outside of the United States.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent.

Very truly yours,

ANTERIX INC.

By:	/s/ Morgan E. O’Brien
	Name:	Morgan E. O’Brien
	Title:	Chief Executive Officer

ACCEPTED as of the date first-above written:

B. RILEY FBR, INC.

By:	/s/ Patrice McNicoll
	Name:	Patrice McNicoll
	Title:	Co-Head of Investment Banking

SCHEDULE 1

Form of Placement Notice

From:	Anterix Inc.

To:	B. Riley FBR, Inc.
Attention: [●]

Subject:	Placement Notice

Date:	[●], 20[●]

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Amended and Restated Sales Agreement between Anterix Inc., a Delaware corporation (the “Company”), and B. Riley FBR, Inc. (“Agent”), dated April 3, 2020, the Company hereby requests that the Agent sell up to [●] of the Company’s common stock, par value $0.0001 per share, at a minimum market price of $[●] per share, during the time period beginning [month, day, time] and ending [month, day, time].

SCHEDULE 2

Compensation

The Company shall pay to the Agent in cash, upon each sale of Placement Shares pursuant to this Agreement, an amount equal to up to 2.0% of the aggregate gross proceeds from each sale of Placement Shares.

SCHEDULE 3

Notice Parties

The Company

Gena L. Ashe

Tim Gray

With copies to:

Jeffrey Thacker

The Agent

Matthew Feinberg

Ryan Loforte

Patrice McNicoll

Keith Pompliano

with a copy to

Schedule 4

None.

Exhibit 21

Permitted Free Writing Prospectus

None.